UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 762-3240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 18, 2013, the Board of Directors of Biota Pharmaceuticals, Inc. (the “Company”) adopted a change in the Company’s operations whereby the Company will immediately suspend investment in its preclinical antibiotic program and will continue to seek collaborations, license agreements or other transactions to advance the development of this program and the associated intellectual property. The Company’s Board of Directors made this decision based upon its ongoing assessment of the Company’s strategy and development programs. The implementation of this change will result in a reduction in the Company’s workforce and the termination of certain associated contracts.

The reduction in the Company’s workforce and the termination of the associated contracts constitutes a plan of termination described under FASB ASC paragraph 420, Exit or Disposal Cost Obligations (formerly paragraph 8 of FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities). As a result, the Company anticipates incurring approximately $2.9 million in total costs associated with the related termination, exit or disposal activities, including $2.0 million in one-time termination benefits in the second quarter of its 2014 fiscal year related thereto. The Company estimates that its ongoing annual operating costs will be reduced by approximately $4.5 million as a result of this change.

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. All statements, other than historical facts, including statements regarding the Company’s plans to suspend investment in its preclinical antibiotic program and seek collaborations, license agreements or other transactions to advance the development of such program and the associated intellectual property, and the estimated costs and annual savings associated with those changes. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by the Company. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the Company’s ability to implement the workforce reductions in various geographies; possible changes in the size and components of the expected costs and charges associated with the plan; and risks associated with the Company’s ability to achieve the benefits of the planned workforce reduction. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and its quarterly report on Form 10-Q. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly, unless it has an obligation under U.S. Federal securities laws to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: November 21, 2013	/s/ Russell H Plumb
	Name:	Russell H Plumb
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)